Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BioXcel Therapeutics, Inc. 2020 Incentive Award Plan and the BioXcel Therapeutics, Inc. 2020 Employee Stock Purchase Plan of our report dated March 10, 2022, with respect to the financial statements of BioXcel Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, Connecticut

August 16, 2022